UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 18, 2014

Micropac Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-1225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:     (972) 272-3571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders

(a)	The Company held its 2014 annual meeting of stockholders (the “Annual Meeting”) on
March 13, 2014.

(b)             At the Annual Meeting, stockholders voted on the following three proposals (described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 13, 2014). The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal One: The five director nominees received the following votes:

Nominee	For	Withheld
Heinz-Werner Hempel	2,068,959	39,315
Mark W. King	2,069,184	39,090
Richard Hoesterey	2,098,170	10,104
Eugene A. Robinson	2,108,174	100
Connie J. Wood	2,069,084	39,190

All five nominees listed above were elected to serve for a term ending at the Company’s 2015 annual meeting of stockholders.

Proposal Two: The “Say on Pay” non-binding advisory vote on the compensation of the named executive officers of the Company received the following votes:

For	Against	Abstain
2,089,078	5,222	16,654

The advisory proposal was approved.

Proposal Three: The non-binding advisory vote on the frequency of the advisory vote on Say on Pay in future years received the following votes:

Every Year	Every Two Years	Every Three Years	Abstain
15,095	61,114	2,029,725	5,020

The Company considered the outcome of this advisory vote and determined that the Company will hold an advisory vote every three years on the compensation of the named executive officers.

Dated 03/18/2014	MICROPAC INDUSTRIES, INC.
(Registrant)

/s/ Mark King
(Signature)
Mark King
Chief Executive Officer